UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2009

____________________
CPC of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)
____________________

NEVADA	0-24053	11-3320709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5348 Vegas Drive, #89, Las Vegas, Nevada 89108
(Address of principal executive offices)

(702) 952-9650
 (Registrant’s telephone number, including area code)

6336 17th Street Circle East, Sarasota, Florida
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01             Entry into a Material Definitive Agreement.

On February 4, 2009, CPC of America, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Marcia J. Hein (the “Executive Officer”), the Company’s chief financial officer.  The Employment Agreement was approved by the board of directors of the Company.

The Employment Agreement provides for an annual base salary of $60,000.  The Employment Agreement also provides for annual bonuses in an amount to be determined by the compensation committee of the board of directors of the Company and a bonus upon the sale of the Company in an amount equal to 20% of any bonus based upon the sale of the Company then payable to the Company’s chief executive officer. In addition to the foregoing, the Company has agreed to grant the Executive Officer 30,000 shares of the Company’s Series E Preferred Stock, of which 5,000 shares vested and were issued upon execution of the Employment Agreement and the balance will be  issued in 30 equal monthly installments, subject to the Executive Officer’s continued employment.

During the term of the Employment Agreement, the Executive Officer shall be personally responsible for the payment of, and shall not be entitled to seek reimbursement from the Company for, any travel, entertainment or other business expenses incurred by the Executive Officer in connection with the performance of her duties on behalf of the Company.

The term of the Employment Agreement runs from July 1, 2008, until June 30, 2011, unless earlier terminated.  If there is an early termination by the Company without cause (as defined in the Employment Agreement), the Employment Agreement provides that all restricted shares granted pursuant to the Employment Agreement become immediately vested.

The Employment Agreement contains restrictions upon the Executive Officers’ ability, during and after the period of employment, to use confidential information or trade secrets of the Company, to provide services that are competitive with the Company, and to solicit or induce customers or employees to terminate their relationships with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2009, the Company entered into an employment agreement with Marcia J. Hein, the Company’s chief financial officer.  See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Marcia J. Hein dated February 4, 2009

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPC of America, Inc.

Date: February 9, 2009	/s/ Rod A. Shipman
Rod A. Shipman,
President and Chief Executive Officer